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                                                                    EXHIBIT 99.1

               ADVANCED ENERGY TO ACQUIRE ENGINEERING MEASUREMENTS
           COMPANY; ADDS LEADING FLOW CONTROL TECHNOLOGY TO INTEGRATED
                                PRODUCT OFFERING

FORT COLLINS, Colo., July 6 /PRNewswire -- Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced it has entered into a definitive agreement to acquire Engineering Measurements Company (Nasdaq: EMCO) in an exchange of stock. Engineering Measurements Company's (EMCO's) security holders will receive 900,000 shares of Advanced Energy common stock in the transaction, which is subject to approval by EMCO's stockholders and certain other conditions.

The acquisition is expected to be accounted for as a pooling of interests, and EMCO will operate as a wholly-owned subsidiary of Advanced Energy. EMCO is headquartered in Longmont, Colorado and is publicly held with $7.7 million in assets and sales of $6.8 million, for the nine month period ended January 2000. The company manufactures electronic and electro-mechanical precision instruments for measuring and controlling the flow of liquids, steam and gases.

"We are excited to integrate EMCO's innovative technologies into the Advanced Energy product family," said Doug Schatz, Chairman and Chief Executive Officer. "The company has developed a disruptive and highly differentiated digitized flow control technology for use in semiconductor manufacturing, that we believe significantly outperforms competitive solutions."

"EMCO has been in business for more than 30 years and shares Advanced Energy's high level of commitment to customer satisfaction through its relationships with major semiconductor equipment OEMs, and its joint development partnership with Micron Technology," said Mr. Schatz. "The company and its new technology are an ideal fit with our strategy to integrate enabling products and technologies used in semiconductor production tools. Flow measurement and control, like process power, is one of the primary elements that affect wafer quality, yield, and system reliability. EMCO's revolutionary new approach, supported with strong intellectual property, is an elegant and powerful solution that uniquely addresses the next wave of process challenges," said Mr. Schatz.

Charles Miller, Chief Executive Officer and Founder of EMCO, said, "Advanced Energy is a leader in all of the markets it serves and is an ideal partner for EMCO. Recently, we have increased our R&D spending in the development of products for the semiconductor industry based on the large opportunity we see there. EMCO has a long history of finding solutions to customers' needs through innovative uses of technology, and we look forward to accelerating that innovation with new support from Advanced Energy," said Mr. Miller.

The acquisition is expected to be completed in the fourth quarter of 2000. Closing of the acquisition is subject to numerous conditions and there is no assurance that it will be completed. About Advanced Energy

Advanced Energy is a global leader in the development, marketing, and support of technology solutions that are critical in the manufacture of semiconductors, data storage products, and flat panel displays as well as in applications that involve surface modification and process power control. Original equipment manufacturers (OEMs) and end-users around the world depend on AE products when plasma-based technology plays a central role in their manufacturing



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process. AE offers a comprehensive line of technology solutions including power conversion and control systems, process monitoring and control tools, ion-beam sources, dynamic temperature control products, and plasma abatement systems. AE technology solutions are sold and supported globally by direct offices, representatives, and distributors. Founded in 1981, AE is a publicly held company traded on Nasdaq under the symbol AEIS. Additional Information

This press release does not constitute an offer to sell any securities. Advanced Energy plans to file with the SEC a Registration Statement on Form S-4 relating to the merger, and EMCO plans to mail to its stockholders a Proxy Statement/Prospectus relating to the merger. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus when they become available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Advanced Energy, EMCO, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents, once they are filed with the SEC, through the web site maintained by the SEC at www.sec.gov.

In addition to the Registration Statement and Proxy Statement/Prospectus, Advanced Energy and EMCO file annual and quarterly reports, Proxy Statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Advanced Energy or EMCO at the SEC's public reference facilities, which are at the following locations:

    Washington D.C.          New York                    Chicago
    450 Fifth Street, N.W.   Seven World Trade Center    500 West Madison Street
    Room 1024                Suite 1300                  Suite 1400
    Washington, D.C. 20549   New York, NY 10048          Chicago, IL 60661

You may call the SEC at 1-800-SEC-0330 for more information about its public reference facilities. You also may obtain copies of Advanced Energy's or EMCO's filings, at prescribed rates, by writing to the Public Reference Section of the SEC at the Washington D.C. address above or by visiting the web site maintained by the SEC at www.sec.gov. Reports and other information regarding Advanced Energy and EMCO also may be read at the National Association of Securities Dealers at 1735 K Street, N.W., Washington, DC 20006.

In addition, you may obtain free copies of any of Advanced Energy's SEC filings, including the Registration Statement, by writing to Advanced Energy at 1625 Sharp Point Drive, Fort Collins, CO 80525, Attention: Richard P. Beck or by calling Advanced Energy's Investor Relations at 970-221-4670.

You may obtain free copies of any of EMCO's SEC filings, including the Proxy Statement/Prospectus, by writing to EMCO at 600 Diagonal Highway, Longmont, CO 80501, Attention: Investor Relations, or by calling EMCO's Investor Relations at 303-651-0550.

EMCO and its executive officers and directors may be deemed to be participants in the solicitation of proxies with respect to the merger from EMCO's stockholders. Information regarding these executive officers and directors, and a description of any interests that they may have in the merger, will be included in the Registration Statement and the Proxy
Statement/Prospectus. Safe Harbor Statement

This press release contains forward-looking statements within the meaning of


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the Private Securities Litigation Reform Act of 1995. These forward- looking statements represent the companies' reasonable judgments with respect to future events, but are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward- looking statements. Among the factors that could cause such different results are: the conditions to the merger, including approval by the EMCO stockholders, might not be met; the merger might not be completed for other reasons; we might not be able to integrate the companies' operations successfully; integration of the companies' operations could result in unanticipated costs or substantial diversion of management's attention; and the projections on which the companies relied to determine the advisability of the merger ultimately might not prove to have been accurate. These and other cautionary statements are detailed in Advanced Energy's SEC reports, including annual reports on Form 10-K and quarterly reports on Form 10-Q, and will be detailed in the Registration Statement and Proxy Statement/Prospectus. Free copies of these documents are or will be available from the SEC and the companies, as set forth above. Neither Advanced Energy nor EMCO assumes any obligation to update the information in this press release.

CONTACT: Richard Beck, 970-407-6204, dick.beck@aei.com, or Cathy
Kawakami, cathy.kawakami@aei.com, 970-407-6732, both of Advanced Energy Industries, Inc.